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                                                             EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Trust Managers and Shareholder of
AMRESCO Capital Trust

Dallas, Texas

We consent to the use in this Registration Statement relating to 15,000,000 Common Shares of Beneficial Interest of AMRESCO Capital Trust on Form S-11 of our report dated February 2, 1998 appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Dallas, Texas
February 3, 1998